UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2022

Ventoux CCM Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39830	84-2968594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Putnam Avenue, Floor 4

Greenwich, CT 06830

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (646) 465-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VTAQ	The Nasdaq Stock Market LLC
Warrants	VTAQW	The Nasdaq Stock Market LLC
Rights	VTAQR	The Nasdaq Stock Market LLC
Units	VTAQU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Special Meeting of Stockholders

On September 14, 2022, Ventoux CCM Acquisition Corp. (the “Company”) held a special meeting of stockholders (the “Special Meeting”), at which holders of 4,463,152 shares of common stock were present virtually or by proxy, representing 80.16% of the voting power of the 5,567,518 shares of the Company’s issued and outstanding shares of common stock entitled to vote at the Special Meeting at the close of business on August 9, 2022, which was the record date (the “Record Date”) for the Special Meeting (stockholders of record as of the close of business on the Record Date are referred to herein as “Stockholders”). A summary of the voting results at the Special Meeting for each of the proposals is set forth below.

The Business Combination Proposal

For	Against	Abstain	Broker Non-Votes
4,450,835	9,111	3,206	0

The Charter Amendment Proposal

For	Against	Abstain	Broker Non-Votes
4,449,900	9,721	3,531	0

The Governance Proposal A

For	Against	Abstain	Broker Non-Votes
4,450,800	9,371	2,981	0

The Governance Proposal B

For	Against	Abstain	Broker Non-Votes
4,436,421	20,733	5,998	0

The Governance Proposal C

For	Against	Abstain	Broker Non-Votes
4,448,899	12,172	2,081	0

The Governance Proposal D

For	Against	Abstain	Broker Non-Votes
4,441,283	18,281	3,588	0

The Governance Proposal E

For	Against	Abstain	Broker Non-Votes
4,446,148	13,890	3,114	0

The Governance Proposal F

For	Against	Abstain	Broker Non-Votes
4,445,396	15,369	2,387	0

The Governance Proposal G

For	Against	Abstain	Broker Non-Votes
4,439,853	17,025	6,274	0

The Governance Proposal H

For	Against	Abstain	Broker Non-Votes
4,436,944	21,383	4,825	0

The Stock Issuance Proposal

For	Against	Abstain	Broker Non-Votes
4,445,550	14,314	3,288	0

The PIPE Proposal

For	Against	Abstain	Broker Non-Votes
4,445,603	13,555	3,994	0

The Directors Proposal

Director Name	For	Withhold
Krishna K. Gupta	4,452,613	10,539
Keith Kravcik	4,450,613	12,539
Edward Scheetz	4,452,713	10,439
Ilya Golubovich	4,450,023	13,129
Rajat Suri	4,451,973	11,179
Gail Zauder	4,450,862	12,290
Kim Axel Lopdrup	4,452,182	10,970

The Incentive Plan Proposal

For	Against	Abstain	Broker Non-Votes
4,436,995	19,882	6,275	0

The 2022 Employee Stock Purchase Plan Proposal

For	Against	Abstain	Broker Non-Votes
4,446,306	13,285	3,561	0

The Adjournment Proposal

For	Against	Abstain	Broker Non-Votes
4,451,295	8,356	3,501	0

Item 7.01. Regulation FD Disclosure

In connection with the Special Meeting, stockholders holding 323,877 shares of common stock elected to and tendered their stock for redemption. In connection thereto, the Company will pay to redeeming shareholders approximately $10.20 per share, or $3,303,545.40 in the aggregate. Following the redemption, the Company will have 5,243,641 shares of common stock outstanding, which consists of 931,141 shares sold in the Company’s IPO and 4,312,500 privately placed founder shares.

On September 14, 2022, the Company issued a press release announcing that the proposed merger with E La Carte (d/b/a Presto) (“Presto”) was approved by its stockholders. A copy of the press release is attached hereto as Exhibit 99.1.

The Company expects to consummate the business combination with E La Carte, Inc. (d/b/a Presto), on or about September 20, 2022. Upon the closing of the business combination, the amount remaining in trust of approximately $9.5 million will be disbursed to the Company.

The information in this Item 7.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release issued September 14, 2022 by Ventoux CCM Acquisition Corp. Relating to Special Meeting Results
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Ventoux CCM Acquisition Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTOUX CCM ACQUISITION CORP.

Date: September 14, 2022	By:	/s/ Ed Scheetz
Ed Scheetz
Chief Executive Officer

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